                                   EXHIBIT 10
                                   ----------

                            STOCK PURCHASE AGREEMENT
                            ------------------------

      THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of November 13, 2008, is entered into among FFD Financial Corporation, an Ohio corporation (the "Company") and the persons and entities that are signatories hereto (collectively, "Bulldog" and each individually a "Member").

                                  WITNESSETH:
                                  ----------

      WHEREAS, the Members beneficially own an aggregate of 65,833 common shares, no par value, of the Company (the "Bulldog Shares") and have offered to sell the Bulldog Shares to the Company at a price of $12.00 per share;

      WHEREAS, the Company has accepted the offer of the Members to purchase the Bulldog Shares from the Members at a price of $12.00 per share;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                    Purchase and Sale of the Bulldog Shares
                    ---------------------------------------

      Section 1.1 Purchase and Sale of Bulldog Shares. Upon the terms and conditions set forth in this Agreement, each Member hereby sells to the Company the number of shares set forth beside such Member's name on Schedule A, attached hereto and incorporated herein by reference, at a price of $12.00 per share, for an aggregate purchase price of $789,996.00 for all of the Bulldog Shares (the "Purchase Price"). The Members and Company agree that the sale will take place through Kern Suslow Securities, Inc. (the "Broker"). After the Company's receipt of an executed trade confirmation, on the settlement date the Company will deliver by wire transfer to the Broker the Purchase Price in immediately available U.S. funds, and each of the Members agrees that the Company shall not be responsible for the further distribution to such Member of its share of the Purchase Price.

                                   ARTICLE II
                         Representations and Warranties
                         ------------------------------

      Section 2.1 Representations and Warranties of Bulldog and the Members. Each Member, jointly and severally, hereby represents and warrants to the Company as follows:

            (a) Each Member has full legal right, power and authority to enter into and perform his or its obligations under this Agreement. This Agreement is a valid and binding obligation of each Member, enforceable against such Member in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity. As to each Member that is not an individual, (i) such Member has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Member, (iii) such Member is duly and validly formed and existing and in good standing under the laws of the state or jurisdiction of its organization, and (iv) if required, is registered as an investment adviser under the Investment Advisors Act of 1940 and under any other applicable federal or state securities laws.

            (b) Neither the execution and delivery of this Agreement by any Member nor the restrictions, obligations and limitations imposed upon any Member hereunder conflicts with, or constitutes a violation of or default under, any statute, law, regulation, judgment, ruling, order or decree applicable to such Member, or any contract, commitment, agreement, understanding, arrangement, charter or governing document or instrument or restriction of any kind to which such Member is a party or by which such Member or such Member's assets or property is bound.

            (c) Except as set forth opposite each Member's name on Schedule A, none of the Members, nor any of their respective "affiliates" or "associates" (as such terms are used in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), currently (i) owns, beneficially or of record, any common shares of the Company or any securities of the Company convertible into, exchangeable for or exercisable for common shares of the Company ("FFD Shares"), or (ii) has any contract, agreement, arrangement or understanding under which it intends to or has the right to acquire any FFD Shares.

            (d) Except for pledges arising from the Bulldog Shares being held in a margin account, which pledges will be released in full in connection with the transactions contemplated by this Agreement, each Member owns, either beneficially or of record, his or its Bulldog Shares free and clear of and any all liens, security interests, judgments, charges, claims, options, rights of first refusal or encumbrances whatsoever. When sold by the Members to the Company, the Company will acquire full right, title and interest in and to all of the Bulldog Shares, free and clear of any and all liens, pledges, security interests, judgments, charges, claims, options, rights of first refusal or encumbrances whatsoever.

            (e) None of the Members, nor Bulldog, holds 10% or more of the outstanding common shares of the Company and neither such Member, nor Bulldog, is an "interested shareholder" as such term is defined in Chapter 1704 of the Ohio Revised Code.

                                  ARTICLE III
                                   Covenants
                                   ---------

      Section 3.1 Restrictions on Certain Actions. Bulldog and each Member agrees that, during the period commencing on the date of this Agreement and ending on the tenth anniversary thereof (the "Term"), none of them will, directly or indirectly or in concert with one or more other persons or entities:

            (a) Acquire, offer or propose to the Company or any third party to acquire, solicit an offer to sell or agree to acquire by purchase, by gift, by joining a partnership, limited partnership, corporation, limited liability company, joint venture trust, syndicate or other "group" (as such term is used in Section 13(d)(3) of the Exchange Act, such term to have such meaning throughout this Agreement) or otherwise, directly or indirectly, (i) any assets, businesses or properties of the Company or
      (ii) record or beneficial ownership in any manner of any FFD Shares;

            (b) Participate in the formation or intentionally encourage the formation of, join or in any way intentionally participate with, any "person" (as such term is used in Section 13(d)(3) of the Exchange Act and Section 2(2) of the Securities Act of 1933, as amended (the "Securities Act"), which owns or seeks to acquire beneficial ownership of any FFD Shares;

            (c) Solicit, or participate in any "solicitation" of "proxies" or become a "participant" in any such solicitation (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to the Company;

            (d) Initiate, propose or otherwise solicit shareholders for the approval of one or more shareholder proposals with respect to the Company or participate with any other person with respect to a shareholder proposal of the Company or induce any other person to initiate any shareholder proposal;

            (e) Seek to elect or remove or otherwise encourage the election or removal of any member of the Board of Directors of the Company or seek to have called any meeting of the shareholders of the Company;

            (f) Deposit any FFD Shares in a voting trust or subject them to a voting agreement, proxy (other than a proxy solicited by the Company) or other agreement, arrangement or understanding with respect to the voting of such FFD Shares;

            (g) Otherwise, alone or in concert with others:

                  (i) seek to control or influence the management of the
            Company, the Board of Directors of the Company or the policies or affairs of the Company (either directly through actions as a shareholder, indirectly through publicity or otherwise);

                  (ii) solicit, make or announce an intent to make, propose, seek to effect, or negotiate with any other person (including, without limitation, the Company) with respect to, (A) any form of business combination or other extraordinary transaction with the Company or any of its affiliates, (B) any restructuring, recapitalization, similar transaction or other transaction not in the ordinary course of business with respect to the Company or any of its affiliates or (C) any tender offer or exchange offer for any securities of the Company or any of its affiliates;

                  (iii) publicly disclose an intent, purpose, plan or proposal with respect to any of the foregoing; or

                  (iv) assist, participate in, facilitate or solicit any effort or attempt by any person to do so or seek to do any of the foregoing.

            (h) Solicit or entice, or attempt to solicit or entice, any employee, consultant, director or officer of the Company or any of its affiliates to terminate her/his employment or relationship with the Company or such affiliate, or hire or commit to hire as an employee or consultant any person that is an employee, consultant, officer or director of the Company or any of its affiliates;

            (i) Demand or request a copy of or access to the Company's shareholder list or its other books and records;

            (j) Demand or request a meeting with or direct any communication to the Board of Directors or management of the Company; or

            (k) Solicit, encourage, authorize or permit any of his or its affiliates or associates to do any of the above.

      Section 3.2 Dispositions in Certain Events. During the Term, Bulldog, any Member or any of their respective affiliates or associates acquires any FFD Shares in violation of this Agreement, such Member(s) will immediately dispose of such FFD Shares to persons that are not affiliates or associates of Bulldog or its Members.

      Section 3.3 Covenant Not to Sue. Neither the Members nor any of their respective affiliates or associates will initiate, encourage or support any litigation against the Company or its directors, officers, employees or agents with respect to any actions, events or activities occurring prior to the date of this Agreement. The Company will not initiate, encourage or support any litigation against any Member for any events or activities based on conduct occurring prior to the date of this Agreement.

                                   ARTICLE IV
                                 Miscellaneous
                                 -------------

      Section 4.1 Enforcement. Each party hereto acknowledges and agrees that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached. Accordingly, the Company and its affiliates on the one hand, and Bulldog and the Members on the other, will be entitled to an injunction or injunctions to stop or prevent breaches of this Agreement and to enforce specifically its provisions in addition to any other remedy to which such party(ies) (and if, applicable, such party's affiliates) may be entitled at law or in equity. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. If an action is brought to enforce the provisions of this Agreement, the party that prevails (which shall include obtaining injunctive relief) shall be entitled to recover reasonable attorneys' fees and costs incurred for such action.

      Section 4.2 Entire Agreement; Amendment. This Agreement constitutes the entire understanding of the parties with respect to the transactions contemplated herein. This Agreement may be amended only by a writing executed by all the parties.

      Section 4.3 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect.

      Section 4.4 Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

      Section 4.5 Counterparts. This Agreement may be executed in two or more counterparts and by facsimile and electronic transmission, each of which shall be deemed an original but all of which taken together shall constitute one and the same Agreement.

      Section 4.6 Successors and Assigns; Third Party Beneficiaries. This Agreement shall bind the successors and assigns of the parties, and inure to the benefit of any successor or assign of any of the parties; provided, however, that no party may assign this Agreement without the other party's prior written consent. Nothing in this Agreement, shall be construed to confer upon or to give to any third party any legal or equitable right, remedy or claim under or in respect of this Agreement; provided, however, that First Federal Community Bank, an affiliate of the Company is an intended third party beneficiary under this Agreement.

      Section 4.7 Public Announcements. Each Member hereby covenants and agrees that, except as required by applicable law, such Member will not make any public announcement regarding this Agreement, the negotiations and discussions related to this Agreement, the terms of this Agreement and the nature of the transactions contemplated hereby, other than the filing of an amendment to the
Schedule 13D filed by Bulldog with the Securities and Exchange Commission to show ownership of no FFD Shares.

      Section 4.8 Schedule 13D. Promptly following the execution and delivery of this Agreement, Bulldog will file a Schedule 13D amendment with the SEC reporting ownership of no FFD Shares in a form previously provided to, and reasonably satisfactory to, the Company and its legal counsel.

      Section 4.9 Governing Law and Choice of Forum. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Ohio without giving effect to the conflict of laws principles thereof that would result in the appreciation of the law of any state other than Ohio. Any litigation related to this Agreement may be maintained only in the United States District Court for the Northern District of Ohio, Eastern Division or in an Ohio state court in Tuscarawas County, and each party hereby irrevocably consents and submits to the jurisdiction of that federal or state court and irrevocably waives any objection the party may have based upon improper venue, forum non conveniens or other similar doctrines or rules.


        [REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date first set forth above.


FFD FINANCIAL CORPORATION                    BULLDOG INVESTORS


By:    /s/ Trent B. Troyer                   By:    /s/ Andrew Dakos
       ----------------------------                 ---------------------------
Name:  Trent B. Troyer                       Name:  Andrew Dakos
       ----------------------------                 ---------------------------
Title: President/CEO                         Title: Principal
       ----------------------------                 ---------------------------


                                             KIMBALL & WINTHROP

/s/ Phillip Goldstein                        By:    /s/ Phillip Goldstein
-----------------------------------                 ---------------------------
Phillip Goldstein                            Name:  Phillip Goldstein
                                             Title: President

/s/ Andrew Dakos
-----------------------------------
Andrew Dakos

                                   EXHIBIT A
                                   ---------

                                    AMOUNTS

                                                              PORTION OF
                            NUMBER OF FFD SHARES          PURCHASE PRICE DUE
NAME OF MEMBER               HELD BY THE MEMBER              TO THE MEMBER

Kimball & Winthrop                    -                          $.00

Andrew Dakos                          -                           .00

Phillip Goldstein                     -                           .00

Bulldog Investors                  65,833                         .00


TOTAL:                                                           $.00
                                                                 ====